EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Options Snowstorm Project and Montana Copper-Silver Prospects to Daycon Minerals

Coeur d’Alene, Idaho – June 7, 2012 – Timberline Resources Corporation (NYSE Amex: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announces that it has entered into two Exploration and Option to Purchase Agreements with Daycon Minerals Corporation (“Daycon”), a private Canadian corporation, for its Snowstorm Project including its Snowshoe Lease (collectively, the “Snowstorm Project ”) and its six stratabound copper-silver prospects in Montana (the “Montana Prospects”).

Timberline has determined that both the Snowstorm Project and the Montana Prospects are non-core projects for the company.  Accordingly, the Company believes that vending the property packages in return for equity and potential cash best optimizes Timberline’s investment.

The past-producing Snowstorm Mine, which is adjacent to the Lucky Friday Mine operated by Hecla near the town of Mullan, Idaho, produced for six years in the early 1900s with a reported 800,000 tons grading 4% copper and 6.0 opt  silver, making it one of the highest grade stratabound copper-silver operations in the area.  Since that time, limited and sporadic work was undertaken at the Snowstorm Mine until Timberline undertook a program of acquiring additional claims and a limited drill exploration program in 2007, which culminated in Timberline acquiring control of the project from Hecla Mining Company.  The Snowstorm Project encompasses 53 patented claims and 39 unpatented claims, covering an area of 577 hectares.

The Montana Prospects, being six separate stratabound copper-silver properties known as Clear Peak, Copper Rock, East Bull, Lucky Luke, Minton Pass and Standard Creek, are all 100% owned by Timberline.  The group totals 227 unpatented claims covering an area of 1,945 hectares, and are grassroots properties which were acquired by Timberline during 2004 through 2008.  Limited mapping and surface sampling by the company has been carried out to date.

Daycon Minerals Corporation is headquartered in Toronto, has an experienced team of management, directors and advisors from the mining industry, and is focused on assembling and financing stratabound copper-silver properties in Idaho and Montana.  Daycon has added Paul Dircksen to its Advisory Committee.

Paul Dircksen, Timberline’s Chief Executive Officer, said, “We are devoting full time attention and funds to our advanced stage Lookout Mountain and Butte Highlands Projects.  We are a gold exploration company with two major projects and a pipeline of earlier stage gold projects, all in the western US.  Daycon, with its other projects, will focus on stratabound copper-silver as its primary corporate direction.  We understand that the plan for Daycon is to seek financing with a view to a potential listing in Canada as early as later this year, and we recognise the opportunity to be part of that story.  We know and respect the Daycon team and look forward to a long strategic relationship.”

Mr. Dircksen continued, “The package that Daycon has acquired from Timberline is a very exciting and robust group of claims with great potential.  The Snowstorm Project, a past producing mine, itself has multiple targets – some of which are untested – and taken with the grassroots Montana Prospects, are a truly unique compilation.  We understand that Daycon also controls the Niagara Project and Lost Creek (Copper Creek) Prospect on option from another mining company, such that the Daycon commitment to and focus on Revett Formation copper-silver projects is clearly evident.”

David Poynton, President of Daycon, added, “We are very pleased to have concluded this arrangement with Timberline.  We will continue to focus on building our story and project pipeline as we develop and roll-out the Daycon model.  Timberline’s past work and data inventory has been of great advantage, and we intend to quickly review and re-evaluate Snowstorm based on current mining approaches and methodologies.  Having Paul join our Advisory Committee is of great value, and we look forward to our strategic relationship with Timberline, and our other local partners, as we advance Daycon”.

Under the terms of the transaction for the Snowstorm Project:

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Daycon has a five year option to acquire Timberline’s 100% interest, subject only to a Royalty Agreement over certain of the claims with Hecla Mining Company, and a Lease Agreement with Snowshoe Mining Company with royalty over those claims;

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Daycon issued to Timberline 200,000 common shares on June 6, 2012.  300,000 common shares are to be issued on August 15, 2012, and 500,000 common shares are to be issued on each of June 1, 2013 and 2014, for a total potential share issuance to Timberline of 1.5 million Daycon common shares;

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Commencing June 1, 2014, Daycon must expend a minimum of US$250,000 per annum in qualifying exploration expenditures;

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In order to exercise the option, Daycon must pay to Timberline US$1.5 million;

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Daycon is liable to make all payments to keep the properties in good standing, including annual claim fees and advance royalties, and must complete minimum work expenditures required under the Lease Agreement.

Under the terms of the transaction for the Montana Prospects:

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Daycon has a five year option to acquire Timberline’s 100% interest;

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Daycon issued to Timberline 300,000 common shares on June 6, 2012.  300,000 common shares are to be issued on August 15, 2012, and 25,000 common shares are to be issued on each of June 1, 2013 and 2014 for each of the six Prospects retained, for a total potential share issue to Timberline of 900,000 Daycon common shares;

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Commencing June 1, 2014, Daycon must expend a minimum of US$200,000 per annum in qualifying exploration expenditures on the overall package of Prospects;

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In order to exercise the option on any one of the Prospects, Daycon must pay to Timberline US$250,000, for a total potential cash payment to Timberline of US$1.5 million;

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Daycon is liable to make all payments to keep the properties in good standing, being annual claim fees and completing minimum work expenditures required under the Lease Agreement; and

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A 3% royalty is payable to Timberline on each Prospect which Daycon opts to acquire, but Daycon has the right to buy the royalty down to 2% on any one Prospect acquired  on payment of US$1 million.

The offered securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or applicable state securities laws, and may not be offered or sold in the United States absent registration under such laws or pursuant to an exemption from registration therefrom. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Steven Osterberg, Ph.D., P.G., Timberline’s Vice-President of Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.

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About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States.  Timberline is working on a transaction to increase its ownership stake in its Butte Highlands Joint Venture in Montana where gold production is targeted to commence later this year.  Timberline’s exploration is primarily focused on the goldfields of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere.  Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.

Timberline is listed on the NYSE Amex where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing of the Company’s continued exploration and drill program at South Eureka and Lookout Mountain, the timing of assay results from such drilling program being released, the Company’s ability to expand the South Eureka resource, purchase of the Butte Highlands JV, LLC membership interests (including the expected timing of such purchase),  the timing or results of the Company’s drill programs at Butte Highlands, including the timing of obtaining necessary permits, the development and production of the Company’s Butte Highlands project and projects on its South Eureka property, the potential life of the mine at the Butte Highlands project, the targeted production date for the Butte Highlands project, targeted date for production at South Eureka, the potential for a heap-leach mine at South Eureka, targeted dates for the South Eureka technical report and economic scoping study, and possible growth of the Company and the Company’s expected operations, including potential development of an open pit extraction and run-of-mine heap leach processing and operation at South Eureka. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, whether or not the Company completes the purchase of the Butte Highlands JV, LLC membership interests, risks related to the timing and completion of the drilling programs at Butte Highlands and South Eureka, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2011.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Timberline Resources

Paul Dircksen, CEO

Phone: 208.664.4859

Daycon Minerals Corporation

David Poynton, President & CEO

Phone 416.849.3432

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